Exhibit 10.2
Mega International Commercial Bank

Credit Authorization Agreement

No.: 231111100005
Customer name: Super Micro Computer, Inc. Taiwan

Credit Authorization Agreement
The party to this Agreement, Super Micro Computer, Inc. Taiwan (hereinafter referred to as the "Contracting Party") and Mega International Commercial Bank Co., Ltd. (hereinafter referred to as the "Bank") hereby agree that all credit authorization business between the Contracting Party and the Bank shall be processed in accordance with the terms and conditions set forth below:
General Terms and Conditions:
Article 1Applicability of the Agreement
The Agreement serves as a common agreement for credit authorization transaction contracts between the Contracting Party and the Bank. It applies to all services offered under the Agreement unless otherwise specified in individual omnibus credit authorization transaction contracts, and shall take effect once the Contracting Party affixes its signature and seal.
Article 2Definition of the Bank
The term "Bank" in this Agreement refers to the Head Office and branch institutions of Mega International Commercial Bank Co., Ltd.
Article 3Scope of the Debt
All debts under the Agreement refers to the notes, loans, advance payments, and other debts (including interest, deferred interest, liquidated damages, damage compensation, and all other expenses) owed by the Contracting Party to the Bank.
Article 4Date and Amount of Disbursement Adjustment
If the Contracting Party has difficulty in obtaining capital or loan disbursement in the credit authorization between it and the Bank, and thus puts the Bank at risk of violating the law, the Bank may adjust the disbursement date and amount. However, if the Bank does not disburse the loan after collecting a commitment fee, it shall return a part of the commitment fee to the Contracting Party according to the ratio of the loan amount not disbursed.
Article 5Interest Calculation
The Contracting Party shall pay interest on all debts owed to the Bank in accordance with the interest rate stipulated in the respective omnibus credit authorization contracts. If it is not stipulated, interest shall be paid monthly based on the basic loan interest rate announced by the Bank on the date of the occurrence of the debt.
Article 6Disclaimer for Seal Verification
If the Bank holds notes issued, guaranteed, or endorsed by the Contracting Party due to the credit authorization business, and the Bank is unaware of the theft of the Contracting Party's seal, or if the Contracting Party's signature or seal (hereinafter referred to as specimen seal) was forged and the Bank has already fulfilled its duty of care, the Contracting Party is willing to bear all responsibility for damages sustained by the Bank.
If the Bank holds an IOU, guarantee, or other document issued by the Contracting Party due to the credit authorization business, and the Bank proves that it has already delivered the loan to the Contracting Party or issued a guarantee to the beneficiary according to the loan agreement, the Contracting Party may not deny the existence of the loan by claiming that the seal affixed on the documents above was stolen or forged. The Contracting Party shall notify the Bank in writing of changes to its name, organizational changes, changes to the Articles of Incorporation, changes to the person-in-charge, or other changes that have a material effect on company operations, and submit an application to the Bank to change or cancel the specimen seal. The Contracting Party is willing to bear all responsibility for transactions with the Bank before notifying the Bank of the changes. The specimen seal registered by the Contracting Party at the Bank shall remain effective until the Bank approves and completes specimen seal change or cancellation procedures. The Contracting Party shall be responsible for all transactions with the Bank using the original specimen seal. However, if the Bank is aware of the theft of the Contracting Party's seal before its use, or if the Contracting Party's specimen seal was forged and the Bank has not fulfilled its duty of care, this does not apply.
Article 7Assumption of Risks of Damaged and Lost Notes or IOU
Where the notes issued, endorsed, accepted, or guaranteed by the Contracting Party or other IOUs for its debt to the Bank are altered, damaged, or lost due to an incident, force majeure event, or a reason unattributable to the Bank, the records in the accounts, vouchers, documents prepared on computer, photocopies of correspondence, or microfilm records of the Bank shall prevail, unless they are proven by the Contracting Party to be incorrect and must be corrected by the Bank.

The Contracting Party is willing to acknowledge the records on the books and documents above, and immediately repay all principal, interest, liquidated damages, and other fees when the debt matures.
Article 8Loss of Term Benefits
Where the debt owed by the Contracting Party to the Bank has any one of the following circumstances, the Bank may, without prior notices or reminders and at any time, reduce the credit limit granted to the Contracting Party or shorten the term for loan repayment, or declare all of its liabilities due:
I.Failure to fully repay any debt.
II.Application for mediation, bankruptcy, or company reorganization under the Bankruptcy Law, or notified by the Taiwan Payments Clearance System of rejection of processing, termination of business operations, or repayment of debt.
III.Failure to fulfill its duty of providing collateral in accordance with the agreement.
IV.Occurrence of death and its successors declare limited or waived succession.
V.Confiscation of its main assets as a result of criminal offenses.
VI.Financial reports, materials, information or relevant documents provided by the Contracting Party have been found by the Bank to be false or deliberately concealed to cause incorrect assessment by the Bank.
VII.Any statement, representation, declaration, consent or undertaking given in accordance with the agreement or credit authorization contract has been found by the Bank to be false or deliberately concealed to cause incorrect assessment by the Bank.
VIII.The Contracting Party's license for the intended use of the loan approved by the Bank was suspended or revoked.
IX.Regardless of its identity as the main debtor or (joint) guarantor, the Contracting Party is unable to repay its debts to financial institutions or other third parties, or there are circumstances such that such debts become due in advance.

X.Where the Contracting Party's director, supervisor, or other authorized guarantor is no longer liable for the guarantee as a result of resignation, expiration of appointment or other factors involving cessation of responsibility, the Bank may demand the Contracting Party, within a certain deadline, replace, or add guarantors, or the original guarantor may express its consent to continue as guarantor but has failed to do so within the deadline.
XI.A warrant of arrest has been issued against the Contracting Party or its person-in-charge, whether in Taiwan or overseas, as a result of suspected criminal activity, or the Contracting Party or its person-in-charge has been arrested or sentenced to imprisonment.
Where the debt owed by the Contracting Party to the Bank has any one of the following circumstances, the Bank may, with prior notices or reminders and at any time, reduce the credit limit granted to the Contracting Party or shorten the term for loan repayment, or declare all of its liabilities due:
I.Interest for any single loan is not duly paid.
II.The collateral has been seized or lost, or its value impaired or is insufficient to cover the liability.
III.The actual funds in debts owed to the Bank by the Contracting Party are used for a purpose other than that approved by the Bank.
IV.The Contracting Party is subject to compulsory enforcement or provisional seizure, provisional injunction or other injunction measures such that there is a risk of the Bank not being repaid.
V.The Contracting Party or its person-in-charge has previous records of its bills not being honored.
VI.The indemnity notes provided by the Contracting Party were not honored at the maturity date.
VII.If movable property is provided as collateral for the credit authorization transactions between the Contracting Party and the Bank, the Bank may take possession of the collateral according to the chattel mortgage agreement.

VIII.The Contracting Party establishes a trust of its assets with a third party as beneficiary without obtaining the Bank's consent.
IX.The Contracting Party fails to purchase or renew suitable fire insurance (including earthquake insurance) for the collateral.
X.The Contracting Party is merged, split, or reduces capital. However, this provision does not apply if the Bank deems that such changes have no material adverse effects on the Contracting Party's financial and operation conditions and its contractual performance capability.
XI.Where the Contracting Party is in breach of other terms of the Agreement other than this clause or any provision in other credit authorization transaction contracts signed by the Contracting Party with the Bank, and the Bank deems that such breach may be corrected and notifies the Contracting Party to do so, but the Contracting Party fails to correct the breach within the specified deadline.

Article 9Property Review and Supervision and Data Processing
The Contracting Party agrees to accept any supervision from the Bank over the intended use of the loan, audits of business performance and/or financial position, inspection and supervision of collateral, and review of relevant accounts, books, statements (including the consolidated financial statements of any affiliates), receipts, and documents. The Bank may, as it deems necessary, request the Contracting Party to prepare and provide the aforesaid credit investigation data periodically or furnish any financial statements audited by a certified public accountant approved by the Bank and, in addition thereto, request the said certified public accountant to provide a copy of his/her work, submit a duplicate copy of the financial statements to the Joint Credit Information Center, and notify the Bank. If the Bank believes that the financial statements or other documents submitted by the Contracting Party to the Bank to be false or untrue, or deems that the Contracting Party's financial structure requires improvement, the Bank may notify the Contracting Party to provide additional explanation or take action to improve its financial structure. If the Bank deems that the Contracting Party's additional explanation or actions taken to improve its financial structure are still insufficient, the Contracting Party shall be deemed as in default upon the Bank's notice. The Bank is, however, under no obligation to implement supervision, audits, inspections, supervision, or review.
The Contracting Party agrees that the Bank may use the credit investigation report and credit authorization data (including overdue loans, late payment, collection notices, and bad debt records), and the Contracting Party's financial data, note credit information, personal credit information, credit card (including IC card and magnetic stripe) credit information, and licensed store credit information, as well as other data relating to credit transactions, to the Bank, the Small & Medium Enterprise Credit Guarantee Fund of Taiwan (Taiwan SMEG), and institutions entrusted by Taiwan SMEG for collection, processing, use, and international transmission, and may be provided to the Joint Credit Information Center for filing. The Contracting Party agrees that the Joint Credit Information Center may provide data on file to its member financial institutions.
Article 10Exercise of the Right to Offset Debts
In the event of default by the Contracting Party, regardless of the loan period, the Bank has the right to use deposits of the Contracting Party and all early repayment of debts owed to the Bank (excluding check deposits) to directly offset all debts owed by the Contracting Party to the Bank. The Contracting Party understands and agrees that: In the event the Contracting Party defaults on any contract signed with the Bank and the Bank reduces the credit limit, shortens the term for repayment, or declares all of the liabilities due, the check deposit (account) agreement signed by the Contracting Party with the Bank shall be ipso facto invalid. The Bank shall immediately return the balance in the check deposit and directly use the funds returned to offset all debts owed by the Contracting Party to the Bank.
Offset in the preceding two paragraphs becomes effective when the Bank carries out book deduction. At the same time, all deposit notes, passbooks, checks, or other proofs of deposits issued by the Bank to the Contracting Party shall, insofar as they are involved in such deduction for offset, become invalid.
Article 11Discharge Priorities
Where the payment proposed by the person tendering the performance is insufficient for repaying all debts owed by the Contracting Party to the Bank, the method and order for discharging shall be determined in accordance with regulations in the Civil

Code. However, payment of liquidated damages shall be after expenses and before interest.
Article 12Assumption of Expenses
In the event of litigation arising out of the Contracting Party's non-performance of obligations, the Contracting Party agrees that the credit investigation expenses, storage expenses, transportation expenses, and attorney fees (limited to the amount where an attorney must be appointed because the Bank is indeed unable to handle the litigation) of the Bank to exercise or protect its creditors' rights shall be borne by the Contracting Party. However, this does not apply if the court rules that the Contracting Party does not owe any debt to the Bank.
Article 13Outsourced Operations
The Contracting Party agrees that the Bank may outsource operations to other institutions in accordance with regulations of the competent authority due to business needs, and may provide date to the entrusted institution. However, the entrusted institutions shall comply with laws and regulations and maintain confidentiality when processing and using data of the Contracting Party.
The Contracting Party may inquire the Bank about the type of information disclosed to the entrusted institution and the name of the entrusted institution.

Article 14Grievance Channels
The Bank provides the following grievance channels for disputes arising between the Contracting Party and the Bank based on this Agreement:
I.Bank URL: https://www.megabank.com.tw     (Enter the customer service page and click the contact e-mail)
II.Customer Service Center 24-hour toll-free number: 0800-016168。
Article 15Delivery of Correspondence
When any repayment requests or notices issued by the Bank to the Contracting Party under the Agreement are delivered to the last address provided by the Contracting Party or its agent, the Bank shall be deemed as having given sufficient notice. If the Contracting Party or its agent both fail to notify the Bank that it has moved from the last address that was provided, or the Bank is unable to deliver the request or notice to the last address that was provided due to other situations, the request or notice shall be deemed delivered to the Contracting Party after the normal mailing time once it is mailed by the Bank to the last address that was provided by the Contracting Party or its agent.
Article 16Governing Law
The elements, effect, and legal actions taken by the Contracting Party relating to the debts under the Agreement shall be in accordance with the laws of the Republic of China.

Article 17Court of Jurisdiction
The parties agree that ___ District Court or Taiwan Taipei District Court shall be the court of first instance for all debts of owed by the Contracting Party to the Bank, unless another court is deemed as having jurisdiction in accordance with laws and regulations. However, where the law contains special provisions on exclusive jurisdiction, the provisions shall prevail.
Article 18Number of Copies of the Agreement
This Agreement shall be executed in duplicates, with the Bank and the Contracting Party each holding one copy.
Special Clauses:
Article 1Co-Borrower Statement
The Contracting Party hereby declares that each co-borrower is liable for repaying all debts owed to the Bank based on the drawdown with the Agreement if it involves a joint loan with others from the Bank.
Article 2Announcements Required by the Financial Asset Securitization Act
The Contracting Party agrees that when the Bank establishes a trust or transfers the Contracting Party's debts (including collateral for the debt and other accessory rights) to a third party in accordance with the Financial Asset Securitization Act, the Bank may make an announcement according to the Financial Asset Securitization Act instead of issuing a debt transfer notification.
Article 3Supply of Information on Assignment of Claims

The Contracting Party agrees that the Bank may provide data relating to the debt of the Contracting Party to the transferee and appraiser for the specific purpose of transferring the debt. However, the Bank shall urge the data user to comply with confidentiality requirements set forth in the Banking Act, Personal Data Protection Act, and other applicable laws and regulations, and may not leak the data to any third party.

Article 4Joint Marketing Clause
The Contracting Party □ does not agree
□agrees
to let the Bank disclose or transfer, under the customer data confidentiality measures of the financial holding company that the Bank is subordinate to and other subsidiaries, basic personal information other than the name and address of the Contracting Party and account, credit, investment or insurance information held on file by the Bank to the financial holding company that the Bank is subordinate to and other subsidiaries selected below, for the purpose of promotion, marketing, or providing services:
□    Mega Securities Co., Ltd.
□    Chung Kuo Insurance Co., Ltd.
□    Mega Bills Finance Co., Ltd.
□    Mega International Investment Trust Co., Ltd.
□    Mega Asset Management Corp.
□    Mega Venture Capital Co., Ltd.
□    Yung Shing Industries Co., Ltd.
□    Mega Futures Co., Ltd.
□    Mega International Investment Consulting Co., Ltd.
□    Yin Kai Co., Ltd.
Even if the Contracting Party agrees to the preceding paragraph, if it no longer agrees with the clause in the future, it may notify the Bank via phone, the Internet, in writing, or in person at a business location of the Bank, and the Bank will notify the financial holding company that the Bank is subordinate to and all subsidiaries to stop sending related data and stop using the data of the Contracting Party above. However, if the Contracting Party clearly expresses its wishes for only the financial holding company that the Bank is subordinate to and other subsidiaries to stop using their data, the Bank may handle the matter according to its wishes.
Contracting Party 　　　　　　　　　　　　　　　　　　　(Signature and seal)
Note 1: Selection, signature, and seal not required if consent is not given.
Note 2: If "agree" is not selected or the signature and seal column is empty, is shall be construed as "do not agree."
Note 3: If the subsidiaries in this paragraph are added or deleted due to organizational changes of the financial holding company that the Bank is subordinate to, the change shall be announce on the website of the financial holding company and its subsidiaries. All subsidiaries not listed in this paragraph shall be regarded as "does not agree".
Article 5Information Disclosure
The Contracting Party authorizes the Bank, the financial holding company that the Bank is subordinate to, and the Bank's representatives, agents, employees, users, or consultants who have access to the Bank's records, books, or any records or information relating to this Agreement in connection with their employment, duties, or responsibilities (hereinafter referred to as the "Agreement Information") to disclose any information in the Agreement as required by any applicable domestic or foreign law or a decision or order of a government authority to the following persons:
I.Any branch, representative office, parent company, affiliate, subsidiary, agent, outsourced service provider and its agent, any other person, or any other office premises of the Bank in any region.
II.Any government authority, quasi-government authority, regulator, fiscal, monetary, or other authority, institution, or individual located in Taiwan or other countries.
III.Any person to whom the Bank is obligated to disclose information in accordance with domestic or foreign laws, regulations, decisions or orders of a government authority, or whom the Bank reasonably believes it is required to disclose information based on the interest of the Bank.
Article 6Specimen Seal
All specimen seals registered in the Agreement, including signatures and seals, have been personally affixed by the Contracting Party. Unless otherwise agreed in writing, any subsequent credit authorization transactions between the Contracting Party and the Bank shall be effective with either the signature or seal.
Article 7Supply of Necessary Information for Indemnification Payment Application
For the purpose of evaluating whether to apply for indemnification payment for the debt owed by the Contracting Party to the Bank on behalf of the Contracting Party, the Bank may provide the total amount of the Contracting Party's debt or the balance of the principal, interest, liquidated damages, and fees payable for each type of debt owed by the Contracting Party to a third party that is an interested party with respect to the performance of the debt.
Article 8Business Integrity
Where the Contracting Party or the Bank becomes aware of any personnel who accepted commission, kickbacks, or other improper benefits, the party shall immediately notify the other party of the person's identity, how it was provided, committed, demanded, or accepted, the amount, or other improper benefits, and also provide evidence and cooperate with the other party's investigation. If either party sustains any damages as a result, the party may seek compensation from the other party.
If the Contracting Party or the Bank engages in unethical conduct during business activities, the other party may unconditionally terminate the Agreement at any time.
Article 9Anti-Money Laundering and Countering the Financing of Terrorism
If the Contracting Party has any one of the following circumstances, the Bank may directly suspend disbursement or terminate the Agreement to comply with laws and regulations relating to anti-money laundering and countering the financing of terrorism (AML/CFT):

I.The Contracting Party does not cooperate with the Bank's periodic review, refuses to provide information on its beneficial owner or controlling person, or is unwilling to explain the nature or purpose of transactions or source of funds.
II.The Contracting Party is a terrorist or terrorist organization under economic sanctions or identified or investigated by a foreign government or international anti-money laundering organization, or announced by the Ministry of Justice in accordance with the Counter-Terrorism Financing Act.

The Contracting Party hereby declares that it has read all clauses within a reasonable period and fully understood the contents before personally signing and affixing its seal.

Contracting Party: Super Micro Computer, Inc. Taiwan
(Signature and seal)
/s/ Super Micro Incorporation, Taiwan
    Company stamp    Date: April 25, 2022
/s/ CHARLES JIANHOU LIANG stamp
    Personal stamp    Date: April 25, 2022
/s/ CHARLES JIANHOU LIANG
    Chairman of BOD    Date: April 25, 2022
Business Tax ID: 12729477
Address: 3F, No. 150, Jian 1st Rd., Zhonghe District, New Taipei City
Representative (agent): Charles Liang
ID No.: Q121976183

To:
Mega International Commercial Bank Co., Ltd.
_____(yyyy)___(mm)___(dd)

Bank Witness Signature and Seal
Place of Guarantee
Date of Witness